Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (No. 333-150104; No. 333-157260; No. 333-164922) on Form S-8 of L-1 Identity Solutions, Inc. of our report dated June 23, 2011, relating to the financial statements and supplemental schedules of the L-1 Identity Solutions, Inc. 401(k) Plan, which appear in this Annual Report on Form 11-K of the L-1 Identity Solutions, Inc. 401(k) Plan for the year ended December 31, 2010.
/s/ McGladrey & Pullen, LLP
Stamford, Connecticut
June 23, 2011